Exhibit 8

Subsidiaries

Company	Country of Incorporation
AMMONIA INTERNATIONAL TRADING INC.	Marshall Islands
AURORA INVESTMENTS INC.	Marshall Islands
BAHLA BEAUTY INC.	Marshall Islands
CANNES VIEW INC.	Marshall Islands
CALABASAS INDUSTRIES INC.	Marshall Islands
CALIFORNIA GASES INC.	Marshall Islands
CARINTHIA INC.	Liberia
CHIOS LEGACY INC.	Marshall Islands
CELCIUS TECHNOLOGIES INC.**	Liberia
COLORADO OIL AND GAS INC.	Marshall Islands
DAYTONA INDUSTRIES INC.	Marshall Islands
DEFIANT STAR INTERNATIONAL INC.	Marshall Islands
ECOBUTANE INC.	Marshall Islands
ECOVCM INC.	Marshall Islands
ENERGETIC PENINSULA LIMITED	Liberia
EVOLUTION CRUDE INC.	Marshall Islands
FINANCIAL POWER INC.*	Marshall Islands
GAS ENTERPRISES INTERNATIONAL INC.**	Marshall Islands
INFRACORE INTERNATIONAL INC.	Marshall Islands
K INVESTMENTS INC.	Marshall Islands
KAIZEN INDUSTRIES LTD.	Marshall Islands
NORTHERN CAPITAL HOLDING INC.	Liberia
OCTOPUS GAS INC.	Liberia
PELORUS INC.	Liberia
PLATINUM OPPORTUNITY INC.	Marshall Islands
RADIANT ENTERPRISES INC.	Marshall Islands
REVOLUTION INC.	Marshall Islands
RISING SUN INC.	Liberia
SENIOR INVESTMENTS INC.	Marshall Islands
SIKOUSIS LEGACY INC.	Marshall Islands
SOUND EFFEX INC.	Marshall Islands
SPACEGAS INC.*	Marshall Islands
STEALTHGAS INC.	Marshall Islands
STEAM POWER INC.	Marshall Islands
TATOOSH BEAUTY INC.	Liberia
WOLVERINES INC.	Marshall Islands
UNIVERSAL GAS SUPPLIES INC.	Marshall Islands
MGC AGRESSIVE HOLDINGS INC**.	Marshall Islands
SUB ZERO INC.**	Liberia

*	We own a 50.1% equity interest in this entity, which is consolidated in our financial statements under the equity method.
**	We own a 51.0% equity interest in this entity, which is consolidated in our financial statements under the equity method.